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                                                                     Exhibit 4.2


                              DECLARATION OF TRUST
                                       OF
                             HAVEN CAPITAL TRUST II

      THIS DECLARATION OF TRUST, dated as of March 26, 1999 (this "Declaration"), is by and among Haven Bancorp, Inc., a Delaware corporation, as sponsor (the "Sponsor"), The Chase Manhattan Bank, a New York banking corporation, as trustee, Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, and Catherine Califano, Robert B. Lunt and Mark A. Ricca each as trustees (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

      1. The trust created hereby shall be known as "Haven Capital Trust II" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

      2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

      3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and having substantially the same terms described in the Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance by the Trust of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

      4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and distribute one or more registration statements, including a prospectus and prospectus supplements and any amendment thereto, in preliminary and final form (each a "Registration Statement"), relating to the offering and sale by the Trust of its Capital Securities under the Securities Act of 1933, as amended (the "Securities Act") and such forms or filings as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities and the Common Securities of the Trust and certain other securities;
(ii) to execute and file on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities and Common Securities and certain
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other securities an exemption from, the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute, deliver and perform on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and file on behalf of the Trust with the Private Offering, Resales and Trading through Automatic Linkages (PORTAL) Market ("PORTAL") or a national securities exchange or an automated securities quotation system, a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Trust's Capital Securities to be listed on PORTAL or such exchange or automated securities quotation system; (v) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities and Common Securities of the Trust and certain other securities; and (vi) to execute and deliver on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i), (ii), (iv) or (v) above is required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization.

      5. This Declaration may be executed in one or more counterparts.

      6. The number of trustees of the Trust initially shall be five, and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon 30 days' prior written notice to the Sponsor.

      7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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      IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                             HAVEN BANCORP, INC.
                                      as Sponsor

                             By: /s/ Mark A. Ricca
                                 ---------------------------------------------
                                 Name:  Mark A. Ricca
                                 Title: Senior Vice President, General Counsel
                                           and Secretary


                             THE CHASE MANHATTAN BANK
                                   not in its individual capacity
                                   but solely as trustee of the Trust

                             By: /s/ James P. Freeman
                                 ---------------------------------------------
                                 Name:  James P. Freeman
                                 Title: Vice President


                             CHASE MANHATTAN BANK DELAWARE
                                   not in its individual capacity
                                   but solely as trustee of the Trust

                             By: /s/ Denis Kelly
                                 ---------------------------------------------
                                 Name:  Denis Kelly
                                 Title: Trust Officer

                             /s/ Catherine Califano
                             -------------------------------------------------
                             Catherine Califano
                                   not in her individual capacity
                                   but solely as trustee of the Trust

                             /s/ Robert B. Lunt
                             -------------------------------------------------
                             Robert B. Lunt
                                   not in his individual capacity
                                   but solely as trustee of the Trust

                             /s/ Mark A. Ricca
                             -------------------------------------------------
                             Mark A. Ricca
                                   not in his individual capacity
                                   but solely as trustee of the Trust


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